UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 2, 2009

Date of Report (Date of earliest event reported)

BALLANTYNE OF OMAHA, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

4350 McKinley Street
Omaha, Nebraska		68112
(Address of principal executive offices)		(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 1.01               Entry into a Material Definitive Agreement.

On June 2, 2009, Ballantyne of Omaha, Inc. (“the Company”) entered into an  agreement with a financial institution with whom the Company has a banking relationship to sell, at the Company’s option, all or a portion of its outstanding auction-rate securities (“ARS”) at par plus accrued interest. Total par value of the ARS outstanding as of June 2, 2009 amounted to $9,375,000.  In addition, the sale agreement provides for a provision on confidentiality, and a release of the financial institution from claims related to the Company’s purchase, ownership and sale of the securities.

On June 4, 2009, the Company closed the sale of all of its outstanding ARS. Proceeds from the sale amounted to $9,375,000 plus accrued interest which will be recorded during the current quarter.  As a result of the sale of the ARS, the borrowings available under the Company’s interim extension of credit (“Interim Credit Facility”) have been reduced to zero. The Interim Credit Facility is set to expire in August 2009. On June 8, 2009, the Company issued a press release announcing the closing of the sale transaction, a copy of which is furnished to this Form 8-K as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release dated June 8, 2009, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE OF OMAHA, INC.

Date: June 8, 2009	By:	/s/ Kevin Herrmann
Kevin Herrmann
Secretary/Treasurer and
Chief Financial Officer